SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 26, 2002


                           Return Assured Incorporated
             (Exact name of registrant as specified in its charter)


                  Delaware                                  13-3896069
        (State or other jurisdiction                       (IRS Employer
      of incorporation or organization)                 Identification No.)


            5962 La Place Court
                  Suite 230
           Carlsbad, California                               92008
   (Address of principal executive offices)                 (Zip Code)


                                 (760) 438-7245
              (Registrant=s Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
         (Former Name or Former Address, If Changed since Last Report.)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Financial Statements of Businesses Acquired.

      The financial statements of EliteJet, Inc., which we acquired on April 26, 2002, are filed with this report.

Item 8. Change in Fiscal Year

      Our acquisition of EliteJet, Inc., which we acquired on April 26, 2002, is required to be accounted for as a reverse acquisition, with EliteJet being treated as the acquiring company. The fiscal year of EliteJet, which is for years ending December 31, became our fiscal year as of April 26, 2002. Our next periodic report on Form 10-K or 10-Q is our Form 10-Q for the quarter ended June 30, 2002, which is required to be filed by August 14, 2002.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RETURN ASSURED INCORPORATED



Date:  July 23, 2002                    By:   /s/ Matthew Sebal
                                            ----------------------
                                            Matthew Sebal
                                            President

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of EliteJet, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of EliteJet, Inc. (a Nevada corporation) and Subsidiary as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the two-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EliteJet, Inc. and Subsidiary as of December 31, 2001, and the consolidated results of their operations and their cash flows for the two-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



Rogoff & Company, P.C.
New York, New York
July 10, 2002

                          EliteJet, Inc. and Subsidiary

                           Consolidated Balance Sheets


                                                                    March 31,      December 31,
                                                                      2002             2001
                                                                      ----             ----
                                                                   (Unaudited)
ASSETS

Current assets:
  Cash                                                             $        --      $  341,899
  Accounts receivable                                                   42,116         220,053
  Prepaid expenses                                                      14,379           2,194
                                                                   -----------     -----------
     Total current assets                                               56,495         564,146

Other assets:
  Fixed assets                                                       2,764,392       2,562,211
                                                                   -----------     -----------
     Total other assets                                              2,764,392       2,562,211
                                                                   -----------     -----------

         TOTAL ASSETS                                                2,820,887       3,126,357
                                                                   ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

Current liabilities:
  Cash overdraft                                                         1,882              --
  Accounts payable and accrued expenses                                622,477         243,893
  Current portion of long-term debt                                    242,967         242,967
  Customer deposits                                                     50,000          50,000
                                                                   -----------     -----------
     Total current liabilities                                         917,326         536,860

Other liabilities:
  Long-term debt, net of current portion                             2,118,751       2,151,155
  Commitments and contingencies                                             --              --
                                                                   -----------     -----------
     Total other liabilities                                         2,118,751       2,151,155
                                                                   -----------     -----------
         Total liabilities                                           3,036,077       2,688,015
                                                                   -----------     -----------

Minority interest in equity of subsidiary                              292,927         299,258

Stockholders' equity (Deficiency):
  Common stock, $1.00 par value, 25,000 shares
    authorized, 500 shares issued and outstanding                          500             500
  Additional paid-in capital                                         2,114,382       2,114,382
  Retained earning (deficit)                                        (2,622,999)     (1,975,798)
                                                                   -----------     -----------
     Total stockholders' equity (net capital deficiency)              (508,117)        139,084
                                                                   -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 2,820,887     $ 3,126,357
                                                                   ===========     ===========


                        See Notes to Financial Statements

                          EliteJet, Inc. and Subsidiary

                      Consolidated Statements of Operations


                                               Three-Month   Three-Month        Year            Year
                                               Period Ended  Period Ended       Ended           Ended
                                                March 31,     March 31,      December 31,    December 31,
                                                  2002          2001            2001            2000
                                                  ----          ----            ----            ----
                                               (Unaudited)   (Unaudited)

Operating income:

  Charter income                              $   446,967      $      --     $ 1,328,980     $        --
  Cost of sales                                   667,397         69,865         901,688          87,048
                                              -----------      ---------     -----------     -----------

     Total operating income                      (220,430)       (69,865)        427,292         (87,048)

Operating expenses:

  Selling expenses                                 25,190          7,974          78,851         110,647
  General and administrative expenses             139,951         41,064         258,791         174,236
  Depreciation expense                            217,415        196,308         785,232         581,261
                                              -----------      ---------     -----------     -----------

     Total operating expenses                     382,556        245,346       1,122,874         866,144
                                              -----------      ---------     -----------     -----------

       Income (loss) from operations             (602,956)      (315,211)       (695,582)       (953,192)

Other income and (expenses):

  Interest income                                      --             --              --
                                                                                                   3,369
  Other income and (expenses)                     (44,264)       (42,530)       (176,172)       (154,512)
                                              -----------      ---------     -----------     -----------

   Total other income and (expenses)              (44,264)       (42,530)       (176,172)       (151,143)
                                              -----------      ---------     -----------     -----------

   Loss before minority interest              $  (647,250)     $(357,741)    $  (871,754)    $(1,104,336)

Minority Interest in Loss of Subsidiary                49             --             292              --
                                              -----------      ---------     -----------     -----------

           Net Income (Loss)                  $  (647,201)     $(357,741)    $  (871,462)    $(1,104,336)
                                              ===========      =========     ===========     ===========

Weighted average shares outstanding                   500            500             500             500

Earnings (loss) per share                     $ (1,294.40)     $ (714.19)    $ (1,742.92)    $ (2,208.67)


                        See Notes to Financial Statements

                          EliteJet, Inc. and Subsidiary

                 Consolidated Statements of Stockholders' Equity
                 For the years ended December 31, 2001 and 2000
            And for the Three-Months Ended March 31, 2002 (Unaudited)


                                                               Additional      Retained
                                        Number     Common       Paid-in        Earnings
                                       of Shares   Stock        Capital        (Deficit)       Total
                                       ---------   -----        -------        ---------       -----

BALANCE, JANUARY 1, 2000                  --        $ --      $       --     $        --     $        --

Net proceeds from the issuance
 of common stock - Founder               500         500       2,114,382              --       2,114,882

Net income (loss) for the year
 ended December 31, 2000                  --          --              --      (1,104,336)     (1,104,336)
                                         ---        ----      ----------     -----------     -----------

BALANCE, DECEMBER 31, 2000               500        $500      $2,114,382     $(1,104,336)    $ 1,010,546
                                         ===        ====      ==========     ===========     ===========

Net income (loss) for the year
 ended December 31, 2001                  --          --              --        (871,462)       (871,462)
                                         ---        ----      ----------     -----------     -----------

BALANCE, DECEMBER 31, 2001               500        $500      $2,114,382     $(1,975,798)    $   139,084
                                         ===        ====      ==========     ===========     ===========
Net income (loss) for
 the three-month period
 ended March 31, 2002
 (Unaudited)                              --          --              --        (647,201)       (647,201)
                                         ---        ----      ----------     -----------     -----------

BALANCE, MARCH 31,
 2002 (UNAUDITED)                        500        $500      $2,114,382     $(2,622,999)    $  (508,117)
                                         ===        ====      ==========     ===========     ===========


                 See Notes to Consolidated Financial Statements

                          EliteJet, Inc. and Subsidiary

                      Consolidated Statements of Cash Flows


                                                  Three-Month    Three-Month      Year           Year
                                                  Period Ended   Period Ended     Ended          Ended
                                                    March 31,      March 31,   December 31,   December 31,
                                                      2002           2001         2001           2000
                                                      ----           ----         ----           ----
                                                  (Unaudited)    (Unaudited)

CASH FLOWS FROM:

Operating activities:
  Net income (loss)                                $(647,250)    $(357,741)     $(871,754)     $(1,104,336)

  Non-cash transaction -
    Professional services                                 --            --         25,000               --

Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:

Depreciation                                        (217,415)     (196,308)      (785,232)        (581,261)
Minority interest                                        (99)           --           (292)              --

Increase (decrease) in:
  Accounts receivable                                177,937            --       (220,053)              --
  Prepaid expenses                                   (12,185)        4,500          7,500           (9.694)
(Increase) decrease in:
  Cash overdraft                                       1,882            --             --               --
Accounts payable and
   accrued expenses                                  378,584        63,707        231,741           12,152
Customer deposits                                         --            --         50,000               --
                                                   ---------     ---------      ---------      -----------

         Net cash provided by (used in)
          operating activities                       116,384       (93,226)         7,667         (520,617)

Financing activities:
  Issuance of common stock                                --            --             --        2,114,882
  Sale of LLC Units                                       --            --        274,550               --
  Aircraft acquisition loan                               --            --             --        2,449,073
                                                   ---------     ---------      ---------      -----------

  Repayment of long-term debt                        (32,405)       (4,290)       (24,366)         (30,585)
                                                   ---------     ---------      ---------      -----------

   Net cash provided by (used in)
             financing activities                  $ (32,405)    $  (4,290)     $ 250,184      $ 4,533,369


                                   (Continued)

                          EliteJet, Inc. and Subsidiary

                                                  Three-Month    Three-Month        Year           Year
                                                  Period Ended   Period Ended       Ended          Ended
                                                    March 31,      March 31,     December 31,    December 31,
                                                      2002           2001           2001            2000
                                                      ----           ----           ----            ----
                                                  (Unaudited)     (Unaudited)

CASH FLOWS FROM:

Investing activities:
  Acquisition of property, plant
              and equipment                         $(419,596)     $      --      $ (54,188)     $(3,874,517)
   Private placement expenses                          (6,282)            --             --               --
                                                    ---------      ---------      ---------      -----------

Net cash (used in)
             investing activities                    (425,878)            --        (54,188)      (3,874,517)
                                                    ---------      ---------      ---------      -----------

Net increase in cash and
 cash equivalents                                    (341,899)       (97,515)       203,664          138,235

Cash and cash equivalents
 at beginning of period                               341,899        138,235      $ 138,235               --
                                                    ---------      ---------      ---------      -----------

Cash and cash equivalents
 at end of period                                   $      --      $  40,720      $ 341,899      $   138,235
                                                    =========      =========      =========      ===========


Supplemental disclosures of cash flow information:

 Cash paid during the year for:
   Interest                                         $  44,494      $  42,530      $ 176,238      $   151,143
   Income taxes                                     $      --      $      --      $      --      $        --

  Non cash transactions:
   Accounts payable for LLC Units                   $   7,500      $      --      $      --      $        --
   Consulting services for LLC Units                $      --      $      --      $  25,000      $        --


                        See Notes to Financial Statements

                          EliteJet, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements
                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 1: Organization and Business

EliteJet, Inc. (the "Parent") was organized on November 16, 1999, pursuant to the corporation laws of the State of Nevada as Exec Jet, Inc. On September 28, 2001, the Parent amended its Articles of Incorporation and Corporate Charter to change its name to EliteJet, Inc. On May 16, 2001, the Parent was qualified and authorized to transact intrastate business in the State of California. The Company was formed to acquire, own and operate jet air transportation. Its current operations are to provide certain management services to Elite Jet Partners, LLC. The company provides charter services throughout North America and the Carribbean.

Elite Jet Partners, LLC (the "Subsidiary") was organized on May 2, 2001, pursuant to the Beverly-Lillea Limited Liability Company Act of the State of California as ExecJet Partners, LLC. On July 25, 2001, the Company amended its Articles of Organization to change its name to Elite Jet Partners, LLC. The Company was formed to acquire, own and provide jet air transportation for the cooperative use of its members.

The Company's ability to remain operational is dependent upon its ability to raise additional funds and have positive cash flows from operations. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in its selling capabilities and implementing its marketing strategies. The Company plans to engage in such ongoing financing efforts on a continuing basis.

Note 2: Basis of Presentation

The consolidated financial statements include the accounts of the Parent, EliteJet, Inc., and its majority-owned Subsidiary, Elite Jet Partners, LLC (collectively referred to herein as the "Company", from their respective dates of incorporation/organization). All significant inter-company transactions and account balances have been eliminated in consolidation.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 3: Private Placement Offering

During the year ended December 31, 2001, the Managing Member of the Subsidiary passed a resolution authorizing the management to initiate steps to make a private placement of the Subsidiary's Member Interests or "Units" in order to raise capital. The Subsidiary initiated an offering of securities under an exemption pursuant to Rule 506 of Regulation D, "Rules Governing the Limited Offer and Sale of Securities Without Registration Under the Securities Act of 1933 (as amended)" (the "Offering"). The Offering includes the sale of up to six hundred (600) Units, including rights in the Subsidiary consisting of the Member's Economic Interest, any right to vote or participate in management, and any right to information concerning the business and affairs of the Subsidiary, at the offering price of $25,000.00 per Unit, for an aggregate of $15,000,000.00 on a best efforts, twelve (12) Unit minimum investment basis.

The Offering was commenced on August 31, 2001, with the first and only sale to date of twelve (12) Units of the Subsidiary that raised an aggregate of $300,000. Offering costs of $31,732, for legal fees, registration fees, printing fees and other related expenses, were charged to the proceeds of the offering.

Note 4: Summary of Significant Accounting Policies

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable is stated at its gross amount. No allowance for doubtful accounts has been provided for. Based upon its past history, the Company has not experienced bad debt and does not expect to. The Company evaluates accounts receivable as part of its determination of profit and loss.

In addition the Balance Sheet includes the value attributed to the minority interest of the subsidiary. As a result of operations, the minority interest of the subsidiary has been charged with their share of the subsidiary's loss.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 4: Summary of Significant Accounting Policies (continued)

Fixed assets

The Company's policy is to capitalize the cost of the acquisition and significant improvements to its aircraft, as well as significant furniture and fixtures, equipment and leasehold improvements. Purchased assets are capitalized and stated at cost. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the assets for financial statement reporting purposes. For federal income tax purposes, depreciation is provided for under the guidelines in the Internal Revenue Code.Gains or losses on disposals of fixed assets are recorded as current activities. The Company assesses at least annually the recovery of its long-lived and intangible assets. If an impairment exists, the carrying amount of the related asset is reduced to fair value.

Organization costs

Organization costs incurred in conjunction with the formation of the Company have been expensed to operations.

Year-end

The Company has adopted a year-end of December 31 for financial statement and income tax reporting purposes.

Revenue Recognition

Revenue is recognized when revenue is realized and has been earned.

Major customers

The Company has a concentration risk as defined by American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 94-6, "Disclosure of Certain Risks and Uncertainties" in that the Company conducts virtually all of its business with a relatively small number of customers, the loss of any of which may have a materially negative effect on the Company's financial position and/or results of operations. At December 31, 2001 and at March 31, 2002, 4 of the Company's customers accounted for $ 112,530 (51%) and $ 17,183 (40%) of Accounts Receivable, respectively. Revenues for the four customers amounted to approximately $ 779,000 (59%) and $ 298,000 (67%) of the total revenues for the year ended December 31, 2001 and for the three months ended March 31, 2002.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 4: Summary of Significant Accounting Policies (continued)

Income taxes

The Company reports income (loss) for income tax reporting purposes on a calendar year basis. The results of operations for the three-month periods ended March 31, 2002 and 2001 (unaudited) and for the years ended December 31, 2001 and 2000 do not contain a substantial provision for income taxes because of the Company's S Corporation election under the Internal Revenue Code, which was involuntarily terminated on April 26, 2002 upon a business combination. Income taxes on earnings of the Company are payable by the Stockholder individually under the Internal Revenue Code and, accordingly, are not reflected in the historical financial statements. State income taxes were immaterial.

Earnings (loss) per share

Earnings (loss) per share has been computed by dividing the net (loss) by the weighted average number of common stock outstanding.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Interim reporting (unaudited)

Information pertaining to the three-months ended March 31, 2002 and 2001 has not been audited. In the opinion of management, the unaudited interim financial information reflects all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation. Results for interim periods are not necessarily indicative of results for a full year.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 5: Fixed Assets

Fixed assets includes aircraft and improvements, furniture, fixtures and computer equipment at December 31, 2001 and consists of the following:

Aircraft and improvements                                           $ 3,923,642
Furniture and fixtures                                                    1,671
Computer equipment                                                        3,391
                                                                    -----------

   Total fixed assets                                                 3,928,704

Accumulated depreciation and amortization                            (1,366,493)
                                                                    -----------

   Total fixed assets, net                                          $ 2,562,211
                                                                    ===========

Note 6: Note Payable

The Company has a note payable outstanding at December 31, 2001 and March 31, 2002 (unaudited), in the amount of $2,394,122 and $2,361,718, respectively, for the acquisition and upgrade of an aircraft. The note bears interest at the rate of two-and-a-quarter percent (2.25%) above the Governing Rate ("The Wall Street Journal One Year Treasury Bill Rate" 2.22% at December 31, 2001 and March 31,
2002), is due May 1, 2010, and is payable in monthly principal installments of $23,975.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 6: Note Payable (continued)

Future principal payments of long-term debt - The future principal payments for long-term debt as of December 31, 2001 and March 31, 2002 (unaudited) are as follows:

                                                  March 31,       December 31,
                                                    2002              2001
                                                    ----              ----
                                                 (Unaudited)

                2002                             $   242,967     $   242,967
                2003                                 242,967         242,967
                2004                                 242,967         242,967
                2005                                 242,967         242,967
                2006                                 242,967         242,967
                2007 and thereafter                1,146,883       1,179,287
                                                 -----------     -----------
     Total future minimum principal payments     $ 2,361,718     $ 2,394,122
                                                 ===========     ===========

Note 7: Real Estate Lease

The Company leases its executive offices and operating facilities under a non-cancelable agreement accounted for as an operating lease which expires on January 31, 2003. The terms of the agreement require the Company to make minimum fixed rental payments plus pay amounts as additional rent for 3.85% of the Landlord's share of real estate taxes, water charges, sewer rent, sprinkler charges vault taxes and assessments apportioned on a pro rata basis. Office rent expense totaled $17,880 and additional rent totaled $1,397 for the year three-month period ended March 31, 2002 (unaudited).

Minimum lease payments for the years ended December 31

                2002     $ 32,538
                2003        2,958

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 8: Operating Lease (continued)

On November 19, 2001 the Company entered into an agreement accounted for as an operating lease for a Dassault 10 aircraft. Minimum monthly payments are $10,938. Additional lease payments may be due under certain conditions pursuant to the agreement.

Schedule of future lease payments at December 31, 2001 and March 31, 2002 (unaudited) are as follows:

                                                  March 31,      December 31,
                                                    2002             2001
                                                    ----             ----
                                                 (Unaudited)

                2002                             $   131,250     $   131,250
                2003                                 131,250         131,250
                2004                                 131,250         131,250
                2005                                 131,250         131,250
                2006                                 131,250         131,250
                2007 and thereafter                1,268,749       1,301,563
                                                 -----------     -----------
     Total future minimum principal payments     $ 1,924,999     $ 1,957,813
                                                 ===========     ===========

Note 9: Issuance of Units

On May 2, 2001 the Subsidiary issued 1 LLC Unit to Bruce Jenner in exchange for marketing and promotion services. The transaction has been valued at the offering price of $25,000 per Unit for financial statement reporting purposes at December 31, 2001 since this was more readily determinable than the value of the services. Accordingly, the Company charged $25,000 to operations (general and administrative expenses).

Note 10: Related Party Transactions

Issuance of Units

On May 2, 2001, the Subsidiary issued 612 LLC Units to its managing member, EliteJet, Inc., the Parent, a Nevada corporation authorized to do business in the State of California in exchange for cash payments of the Company's costs, including legal and filing fees for the establishment of the Subsidiary and the preparation of the Private Placement Offering.

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 10: Related Party Transactions (continued)

Loan to Managing Member

The Subsidiary has made an advance to its managing member, EliteJet, Inc., the Parent. The advance, which is non-interest bearing, amounted to $300,000 at March 31, 2002 (unaudited) and December 31, 2001, respectively. The proceeds were utilized to upgrade and refurbish the managing member's aircraft.

Real estate leases

The Subsidiary occupies space at the office of its managing member, EliteJet, Inc., the Parent, located at 5962 La Place Court, Carlsbad, California 92008 on a month-to-month basis, at no charge, pursuant to an informal verbal agreement. This lease is accounted for as an operating lease.

Note 11: Subsequent Events

On April 26, 2002 the Company entered into a transaction whereby the Shareholders exchanged all of their common stock for 7,000,000 shares of common stock of Return Assured Incorporated.

Note 12: Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets". These statements become effective to the Company on July 1, 2001 for Statement No. 141 and August 1, 2002 for Statement No. 142. The Company has not completed any business combinations as of December 31, 2001 and management cannot currently assess what effect the future adoption of these pronouncements will have on the Company's financial statements.

In June 15, 2001, the Financial Accounting Standards Board also issued Statement No. 143 "Accounting For Asset Retirement Obligations" and in August 15, 2001, Statement No. 144 "Accounting For Impairment and Disposal of Long Lived Assets".

                          EliteJet, Inc. and Subsidiary

                  December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 12: Recent Accounting Pronouncements (continued)

Statement No. 143 will change the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs in four significant ways. First, Statement 143 requires that the amount initially recognized for an asset retirement obligation be measured at fair market value and not under the current practice of using a cost-accumulation measurement approach. Second, Statement 143 requires that the retirement obligation liability is discounted and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized.

Prior practice did not require discounting of the retirement obligation liability and therefore no accretion was recorded in periods subsequent to the initial recognition period. Third, under prior practice, dismantlement and restoration costs were taken into account in determining amortization and depreciation rates and often the recognized asset retirement obligation was recorded as a contra-asset. Under Statement 143, recognized asset retirement obligations are recognized as a liability. Fourth, under prior practice, the asset retirement obligation was recognized over that useful life of the related asset and under Statement 143 the obligation is recognized over that useful life of the related asset and under Statement 143 the obligation is recognized when the liability is incurred. The effective date for Statement No. 143 is for fiscal years beginning after June 15, 2002.

Statement No. 144, changes the accounting for long lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability-weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and establishing a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Statement No. 144 changes the accounting for long-lived assets to be disposed of other than the sale by requiring that the depreciable life of a long lived asset to be abandoned, be revised to reflect a shortened useful life and by requiring that an impairment loss be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. Statement No. 144 changes the accounting for long lived assets to be disposed of by sale by requiring that discontinued operations no longer be measured on a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally, and for financial reporting purposes, from the rest of the entity. The effective date for Statement No. 144 is for fiscal years beginning after December 15, 2001.

                         EliteJet, Inc. and Subsidiary

                 December 31, 2001 and March 31, 2002 and 2001
   (unaudited with respect to the three months ended March 31, 2002 and 2001)


Note 12: Recent Accounting Pronouncements (continued)

The Company expects that the adoption of the new statements will not have a significant impact on its financial statements. It is not possible to quantify the impact until the newly issued statements have been studied.

                          INDEPENDENT AUDITORS' REPORT


To the Members of
Elite Jet Partners, LLC

We have audited the accompanying balance sheet of Elite Jet Partners, LLC, a majority-owned subsidiary of EliteJet, Inc. (a California limited liability company and a development stage enterprise) as of December 31, 2001, and the related statements of operations, members' equity, and cash flows for the period from May 2, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elite Jet Partners, LLC as of December 31, 2001, and the results of its operations and its cash flows for the period from May 2, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



Rogoff & Company, P.C.
New York, New York
July 9, 2002

                             Elite Jet Partners, LLC
                        (A Development Stage Enterprise)

                                 Balance Sheets

                                                   March 31,      December 31,
                                                     2002            2001
                                                     ----            ----
                                                  (Unaudited)
ASSETS
Current assets:
  Loan to managing member                           $300,000       $300,000
                                                    --------       --------
     Total current assets                            300,000        300,000

Other assets:
  Other assets                                            --             --
                                                    --------       --------
     Total other assets                                   --             --
                                                    --------       --------

         TOTAL ASSETS                                300,000        300,000
                                                    ========       ========

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                5,094          3,988
                                                    --------       --------
     Total current liabilities                         5,094          3,988

Other liabilities:
  Commitments and contingencies                           --             --
                                                    --------       --------
     Total other liabilities                              --             --
                                                    --------       --------

         Total liabilities                             5,094          3,988
                                                    --------       --------

Members' equity:
  Members' equity                                    294,906        296,012
                                                    --------       --------
     Total members' equity                           294,906        296,012
                                                    --------       --------

TOTAL LIABILITIES AND MEMBERS' EQUITY               $300,000       $300,000
                                                    ========       ========


                        See Notes to Financial Statements

                             Elite Jet Partners, LLC
                        (A Development Stage Enterprise)

                            Statements of Operations


                                                                       For the          For the
                                                                     Period from      Period from
                                                                        May 2,          May 2,
                                                     Three-Month        2001             2001
                                                    Period Ended    (inception) to   (inception) to
                                                      March 31,      December 31,      March 31,
                                                        2002            2001             2002
                                                        ----            ----             ----
                                                     (Unaudited)                      (Unaudited)

Operating income:

  Operating income                                     $    --        $     --          $     --
                                                       -------        --------          --------

     Total operating income                                 --              --                --

Operating expenses:

  General and administrative expenses                    2,094          13,852            15,946
                                                       -------        --------          --------

     Total operating expenses                            2,094          13,852            15,946
                                                       -------        --------          --------

         Income (loss) from operations                  (2,094)        (13,852)          (15,946)

Other income and (expenses):

  Other income and (expenses)                             (230)            (66)             (296)
                                                       -------        --------          --------

     Total other income and (expenses)                    (230)            (66)             (296)
                                                       -------        --------          --------

         Net income (loss)                             $(2,324)       $(13,918)         $(16,242)
                                                       =======        ========          ========

         Weighted average units outstanding                625             619

         Earnings (loss) per unit                      $ (3.72)       $ (22.48)


                        See Notes to Financial Statements

                             Elite Jet Partners, LLC
                        (A Development Stage Enterprise)

                          Statements of Members' Equity
        For the period from May 2, 2001 (inception) to December 31, 2001
         And for the Three-Month Period Ended March 31, 2002 (Unaudited)


                                       Number      Members'        Earnings        Members'
                                      of Units    Investment        (Loss)          Draw          Total
                                      --------    ----------        ------          ----          -----

BALANCE, INCEPTION
 (MAY 2, 2001)                           --       $      --        $     --        $   --       $      --

Net proceeds from the issuance
 of LLC Units - Founder                 612          10,380              --            --          10,380

Issuance of LLC Units
 for services                             1          25,000              --            --          25,000

Net proceeds from the
 issuance of LLC Units -
 Private Placement - Net                 12         274,550              --            --         274,550

Net income (loss) for the
 period from May 2,
 2001 (inception) to
 December 31, 2001                       --              --         (13,918)           --         (13,918)
                                        ---       ---------        --------        ------       ---------

BALANCE, DECEMBER
 31, 2001                               625       $ 309,930        $(13,918)       $   --       $ 296,012

Additional proceeds from the
 Issuance of LLC Units -
 Founder                                 --           7,500              --            --           7,500

Additional costs in connection
  with private placement                 --          (6,282)             --            --          (6,282)

Net income (loss) for the
 three-month period ended
March 31, 2002 (Unaudited)               --           --- $          (2,324)           --          (2,324)
                                        ---       ---------        --------        ------       ---------

BALANCE, MARCH 31,
 2002 (UNAUDITED)                       625       $ 311,148        $(16,242)       $   --       $ 294,906
                                        ===       =========        ========        ======       =========


                        See Notes to Financial Statements

                             Elite Jet Partners, LLC
                        (A Development Stage Enterprise)

                            Statements of Cash Flows


                                                                                 For the           For the
                                                                               Period from       Period from
                                                                                  May 2,            May 2,
                                                             Three-Month           2001              2001
                                                            Period Ended      (inception) to    (inception) to
                                                              March 31,        December 31,        March 31,
                                                                2002               2001              2002
                                                                ----               ----              ----
                                                             (Unaudited)                         (Unaudited)

CASH FLOWS FROM:

Operating activities:
  Net income (loss)                                            $(2,324)         $ (13,918)        $ (16,242)

Consulting services for Units                                       --             25,000            25,000

Adjustments to reconcile net (loss) to
 Net cash (used in) operating activities:

  Increase in accounts payable and accrued expenses              8,606              3,988             12594
                                                               -------          ---------         ---------

Net Cash provided by operating activities                        6,282             15,070            21,352
                                                               -------          ---------         ---------

Financing activities:
  Issuance of LLC Units - founder                                   --             10,380            10,380
  Issuance of LLC Units - private placement                         --            300,000           300,000
  Additional costs in connection with public offering           (6,282)           (25,450)          (31,732)
                                                               -------          ---------         ---------

         Net Cash provided by financing activities              (6,282)           284,930           278,648
                                                               -------          ---------         ---------

Investing activities:
  Loan to Elite Jet, Inc.                                           --           (300,000)         (300,000)
                                                               -------          ---------         ---------

         Net Cash provided by investing activities                  --           (300,000)         (300,000)
                                                               -------          ---------         ---------

Net increase in cash and cash equivalents                      $    --          $      --         $      --


                                   (Continued)

                             Elite Jet Partners, LLC
                        (A Development Stage Enterprise)

                      Statements of Cash Flows (continued)


                                                                               For the          For the
                                                                             Period from      Period from
                                                                             September 7,     September 7,
                                                            Three-Month          2001             2001
                                                           Period Ended     (inception) to   (inception) to
                                                             March 31,       December 31,       March 31,
                                                               2002              2001             2002
                                                               ----              ----             ----
                                                            (Unaudited)                        (Unaudited)


Net increase in cash and cash equivalents                     $   --           $    --           $ --

Cash and cash equivalents at beginning of period                  --                --             --
                                                              ------           -------           ----

Cash and cash equivalents at end of period                    $   --           $    --           $ --
                                                              ======           =======           ====


Supplemental disclosures of cash flow information:

 Cash paid during the year for:
   Interest                                                   $  230           $    66           $296
   Income taxes                                               $   --           $    --           $ --

Non-cash transactions:
   Accounts payable and common stock                          $7,500           $    --           $ --
   Consulting services                                                          25,000


                        See Notes to Financial Statements

                             Elite Jet Partners, LLC
                        (A Development Stage Enterprise)

                          Notes to Financial Statements
     (Unaudited with respect to the three-month period ended March 31, 2002)


Note 1: Organization and Business

Elite Jet Partners, LLC (the "Company") was organized on May 2, 2001, pursuant to the Beverly-Lillea Limited Liability Company Act of the State of California (California Corporation Code ss.ss. 17001-17705) as ExecJet Partners, LLC. On July 25, 2001, the Company amended its Articles of Organization to change its name to Elite Jet Partners, LLC. The Company was formed to acquire, own and provide jet air transportation for the cooperative use of its members and the general public.

The Company is a development stage enterprise as defined by Financial Accounting Standards Board (FASB) Statements of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has not yet commenced operations. The Company's only activities to date have been its formation and raising capital. Because the Company is in the development stage, the accompanying consolidated financial statements should not be regarded as typical for normal operating periods.

The Company has not yet commenced operations. Its only activities since inception have been its formation and efforts to raise capital. These factors indicate that the Company's ability to become operational is dependent upon its ability to raise additional funs and have positive cash flows from operations. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in its selling capabilities and implementing its marketing strategies. The Company plans to engage in such ongoing financing efforts on a continuing basis.

Note 2: Private Placement Offering

During the year ended December 31, 2001, the Board of Directors of the Company passed a resolution authorizing the management of the Company to initiate steps to make a private placement of the Company's Member Interests or "Units" in order to raise capital. The Company initiated an offering of securities under an exemption pursuant to Rule 506 of Regulation D, "Rules Governing the Limited Offer and Sale of Securities Without Registration Under the Securities Act of 1933 (as amended)" (the "Offering"). The Offering includes the sale of up to six hundred (600) Units, including rights in the Company consisting of the Member's Economic Interest, any right to vote or participate in management, and any right to information concerning the business and affairs of the Company, at the offering price of $25,000 per Unit, for an aggregate of $15,000,000 on a best efforts, twelve (12) Unit minimum investment basis.

                             Elite Jet Partners, LLC
                        (A Development Stage Enterprise)

                    Notes to Financial Statements (continued)
    (Unaudited with respect to the three-month period ended March 31, 2002)


Note 2: Private Placement Offering (continued)

The Offering was commenced on August 31, 2001, with the first and only sale to date of twelve (12) Units of the Company that raised an aggregate of $300,000. Organization expenses and offering costs of $22,678, for legal fees, registration fees, printing fees and other related expenses, were charged to general and administrative expense.

Note 3: Summary of Significant Accounting Policies

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Organization costs

Organization costs incurred in conjunction with the formation of the Company have been expensed to operations.

Deferred offering costs

Costs and fees incurred in conjunction with the private placement of the Company's securities pursuant to the Securities Act of 1933 (as amended) have been deferred and charged against the gross proceeds of the offering.

Year-end

The Company has adopted a year-end of December 31 for financial statement and income tax reporting purposes.

Revenue Recognition

Revenue is recognized when revenue is realized and has been earned.

                             Elite Jet Partners, LLC
                        (A Development Stage Enterprise)

                    Notes to Financial Statements (continued)
    (Unaudited with respect to the three-month period ended March 31, 2002)


Note 3: Summary of Significant Accounting Policies (continued)

Income taxes

The Company reports income (loss) for income tax reporting purposes on a calendar year basis. The results of operations for the three-month period ended March 31, 2002 (unaudited) and for the year ended December 31, 2001 do not contain a substantial provision for income taxes because the Company is a limited liability company. Income taxes on earnings of the Company are payable by the Members individually under the Internal Revenue Code and, accordingly, are not reflected in the historical financial statements.

Earnings (loss) per unit

Earnings (loss) per unit have been computed by dividing the net income (loss) by the weighted average number of units outstanding.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Interim reporting (unaudited)

Information pertaining to the three-months ended March 31, 2002 has not been audited. In the opinion of management, the unaudited interim financial information reflects all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation. Results for interim periods are not necessarily indicative of results for a full year.

                             Elite Jet Partners, LLC
                        (A Development Stage Enterprise)

                    Notes to Financial Statements (continued)
     (Unaudited with respect to the three-month period ended March 31, 2002)


Note 4: Issuance of Units

On May 2, 2001 the Company issued 1 LLC Unit to Bruce Jenner in exchange for marketing and promotion services. The transaction has been valued at the offering price of $25,000 per Unit for financial statement reporting purposes at December 31, 2001 since this was more readily determinable than the value of the services. Accordingly, the Company charged $25,000 to operations (general and administrative expenses).

Note 5: Related Party Transactions

Issuance of Units

On May 2, 2001, the Company issued 612 LLC Units to its managing member, EliteJet, Inc., a Nevada corporation authorized to do business in the State of California in exchange for cash payments of the Company's costs, including legal and filing fees for the establishment of the Company and the preparation of the Private Placement Offering.

Loan to Managing Member

The Company has made an advance to its managing member, EliteJet, Inc. The advance, which is non-interest bearing, amounted to $300,000 at March 31, 2002 (unaudited) and December 31, 2001, respectively. The proceeds were utilized to upgrade and refurbish the managing member's aircraft.

Real estate leases

The Company occupies space at the office of its managing member, EliteJet, Inc., located at 5962 La Place Court, Carlsbad, California 92008 on a month-to-month basis, at no charge, pursuant to an informal verbal agreement. This lease is accounted for as an operating lease.

                             Elite Jet Partners, LLC
                        (A Development Stage Enterprise)

                    Notes to Financial Statements (continued)
    (Unaudited with respect to the three-month period ended March 31, 2002)


Note 6: Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets". These statements become effective to the Company on July 1, 2001 for Statement No. 141 and August 1, 2002 for Statement No. 142. The Company has not completed any business combinations as of December 31, 2001 and management cannot currently assess what effect the future adoption of these pronouncements will have on the Company's financial statements.

In June 15, 2001, the Financial Accounting Standards Board also issued Statement No. 143 "Accounting For Asset Retirement Obligations" and in August 15, 2001, Statement No. 144 "Accounting For Impairment and Disposal of Long Lived Assets".

Statement No. 143 will change the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs in four significant ways. First, Statement 143 requires that the amount initially recognized for an asset retirement obligation be measured at fair market value and not under the current practice of using a cost-accumulation measurement approach. Second, Statement 143 requires that the retirement obligation liability is discounted and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized.

Prior practice did not require discounting of the retirement obligation liability and therefore no accretion was recorded in periods subsequent to the initial recognition period. Third, under prior practice, dismantlement and restoration costs were taken into account in determining amortization and depreciation rates and often the recognized asset retirement obligation was recorded as a contra-asset. Under Statement 143, recognized asset retirement obligations are recognized as a liability. Fourth, under prior practice, the asset retirement obligation was recognized over that useful life of the related asset and under Statement 143 the obligation is recognized over that useful life of the related asset and under Statement 143 the obligation is recognized when the liability is incurred. The effective date for Statement No. 143 is for fiscal years beginning after June 15, 2002.

                             Elite Jet Partners, LLC
                        (A Development Stage Enterprise)

                    Notes to Financial Statements (continued)
    (Unaudited with respect to the three-month period ended March 31, 2002)


Note 6: Recent Accounting Pronouncements (continued)

Statement No. 144, changes the accounting for long lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability-weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and establishing a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Statement No. 144 changes the accounting for long-lived assets to be disposed of other than the sale by requiring that the depreciable life of a long lived asset to be abandoned, be revised to reflect a shortened useful life and by requiring that an impairment loss be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. Statement No. 144 changes the accounting for long lived assets to be disposed of by sale by requiring that discontinued operations no longer be measured on a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally, and for financial reporting purposes, from the rest of the entity. The effective date for Statement No. 144 is for fiscal years beginning after December 15, 2001.

The Company expects that the adoption of the new statements will not have a significant impact on its financial statements. It is not possible to quantify the impact until the newly issued statements have been studied.

                         PRO FORMA FINANCIAL INFORMATION

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited consolidated pro forma financial statements give effect to the acquisition by Return Assured Incorporated ("Return Assured") of EliteJet, Inc. ("EliteJet"). This transaction has been accounted for as a reverse merger with EliteJet as the accounting acquiror. The unaudited pro forma consolidated balance sheet presents the combined financial position of Return Assured and EliteJet as of March 31, 2002 assuming the merger had occurred on that date. Such pro forma information is based upon the historical balance sheet data of Return Assured as of February 28, 2002 and EliteJet as of March 31, 2002. The unaudited pro forma consolidated statements of operations give effect to the merger of Return Assured and EliteJet by combining the results of operations of Return Assured for the twelve months ended November 30, 2001 with the results of EliteJet for the year ended December 31, 2001, and by combining the results of operations of Return Assured for the three months ended February 28, 2002 with the results of EliteJet for the three months ended March 31, 2002 as if the merger and reverse stock split had occurred on January 1, 2001 and January 1, 2002, respectively. Due to the difference in year ends, the results of operations for the three months ended November 30, 2000 of Return Assured have been removed from and the results of operations for the three months ended November 30, 2001 have been added to Return Assured's results of operations for their fiscal year ended August 31, 2001 in order to present twelve month results. During the year ended December 31, 2001 and the three months ended March 31, 2002, the consolidated pro forma statements of operations also give effect to a reverse split of Return Assured common stock, on a 1 for 60 basis, which was effective prior to the closing of the merger.

The unaudited pro forma consolidated financial statements are based on the estimates and assumptions set forth in the notes to these financial statements, which have been made solely for purposes of developing this pro forma information. The unaudited pro forma consolidated financial statements are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

These unaudited pro forma combined consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Return Assured and EliteJet.

                  Return Assured Incorporated and Subsidiaries
                  Proforma Consolidated Statement of Operations
       For the twelve months ended November 30, 2001 (Return Assured) and the year ended December 31, 2001 (EliteJet)
                                   (Unaudited)


                                                                                      Historical
                                                                           ------------------------------
                                                                             Return             EliteJet
                                                                           Assured and            and
                                                                           Subsidiaries        Subsidiary          Pro Forma
                                                                           ------------        ----------          ---------

Revenue                                                                    $    10,851        $ 1,328,980        $ 1,339,831

Cost of Revenue                                                                 32,177            901,688            933,865
                                                                           -----------        -----------        -----------

Margin                                                                         (21,326)           427,292            405,966

Selling, general and administrative expenses                                 3,016,778          1,122,874          4,139,652
                                                                           -----------        -----------        -----------

Operating loss                                                              (3,038,104)          (695,582)        (3,733,686)

Interest expense                                                               561,097            176,172            737,269
                                                                           -----------        -----------        -----------

Loss from continuing operations before minority interest                    (3,599,201)          (871,754)        (4,470,955)

Minority interest in loss of subsidiary                                                               292                292
                                                                           -----------        -----------        -----------

Loss from continuing operations                                             (3,599,201)          (871,462)        (4,470,663)

Discontinued Operations:
     Loss from operations of discontinued segments, including
       impairment of goodwill of $2,840,938                                 (2,472,155)                           (2,472,155)
     Loss from disposal of discontinued segments, including
       provision of $56,000 for operating losses during phase-
       out period                                                           (1,678,128)                           (1,678,128)
                                                                           -----------        -----------        -----------

Loss from discontinued operations                                           (4,150,283)                           (4,150,283)
                                                                           -----------        -----------        -----------

Net Income (Loss)                                                           (7,749,484)          (871,462)        (8,620,946)

Dividends on preferred stock                                                   (51,980)                              (51,980)
                                                                           -----------        -----------        -----------

Net loss attributable to common shareholders                               $(7,801,464)       $  (871,462)       $(8,672,926)
                                                                           ===========        ===========        ===========


Net Loss per share, basic and diluted, continuing operations               $    (17.33)         (1,742.92)       $     (0.62)
                                                                           ===========        ===========        ===========
Net Loss per share, basic and diluted, discontinued operations             $    (19.70)              0.00        $     (0.58)
                                                                           ===========        ===========        ===========
Net Loss per share, basic and diluted                                      $    (37.03)       $ (1,742.92)       $     (1.20)
                                                                           ===========        ===========        ===========
Weighted Average number of shares outstanding                            1     210,684                500      2 $ 7,210,684
                                                                           ===========        ===========        ===========

Return Assured Incorporated and Subsidiaries
Notes to unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2001

The pro forma consolidated statement of operations of Return Assured and EliteJet gives effect to the issuance of Return Assured common stock in exchange for all the outstanding stock of EliteJet as if it had occurred on January 1, 2001.

1. Adjustment to the historical financial statements of Return Assured to reflect the one for sixty stock split.

2. Pro forma net income per share is computed by dividing the pro forma net income by Return Assured's weighted average number of shares and the issuance of 7,000,000 shares of common stock to the shareholders of EliteJet in exchange for all the outstanding common stock of EliteJet. Incremental shares from the effect of options, warrants and convertible preferred stock have not been included in the weighted average shares calculation on a diluted basis as the effect would have been anti-dilutive.

                  Return Assured Incorporated and Subsidiaries
                  Proforma Consolidated Statement of Operations
        For the three-months ended February 28, 2002 (Return Assured) and the three-months ended March 31, 2002 (Elite Jet)
                                   (Unaudited)


                                                       Historical
                                               --------------------------
                                                Return
                                                Assured        Elite Jet        Pro Forma
                                               ---------      -----------      -----------

Revenue                                                       $  446,967       $   446,967

Cost of Revenue                                                  667,397           667,397
                                               ---------      ----------       -----------

Margin                                                          (220,430)         (220,430)

General and administrative expenses            $ 351,130         382,556           733,686
                                               ---------      ----------       -----------

Operating loss                                  (351,130)       (602,986)         (954,116)

Interest expense                                  24,954          44,264            69,218
                                               ---------      ----------       -----------

Loss before minority interest                   (376,084)       (647,250)       (1,023,334)

Minority interest in loss of subsidiary                               49                49
                                               ---------      ----------       -----------

Net loss                                        (376,084)       (647,201)       (1,023,285)

Dividends on preferred stock                      (9,441)                           (9,441)
                                               ---------      ----------       -----------

Net loss attributable to common
      shareholders                             $(385,525)     $ (647,201)      $(1,032,726)
                                               =========      ==========       ===========

Net Loss per share, basic and diluted          $   (1.37)     $(1,294.40)      $     (0.14)
                                               =========      ==========       ===========

Weighted Average number of shares
      outstanding                            1   280,770             500     2   7,280,770
                                               =========      ==========       ===========

Return Assured Incorporated and Subsidiaries
Notes to unaudited Pro Forma Consolidated Statement of Operations For the three months ended March 31, 2002

The pro forma consolidated statement of operations of Return Assured and EliteJet gives effect to the issuance of Return Assured common stock in exchange for all the outstanding stock of EliteJet as if it had occurred on January 1, 2002.

1. Adjustment to the historical financial statements of Return Assured to reflect the one for sixty stock split.

2. Pro forma net income per share is computed by dividing the pro forma net income by Return Assured's weighted average number of shares and the issuance of 7,000,000 shares of common stock to the shareholders of EliteJet in exchange for all the outstanding common stock of EliteJet. Incremental shares from the effect of options, warrants and convertible preferred stock have not been included in the weighted average shares calculation on a diluted basis as the effect would have been anti-dilutive.

                  Return Assured Incorporated and Subsidiaries
                      Pro Forma Consolidated Balance Sheet
                    At February 28, 2002 (Return Assured) and
                          at March 31, 2002 (EliteJet)
                                   (Unaudited)


                                                               Historical
                                                     -------------------------------
                                                       Return
                                                     Assured and        EliteJet           Pro forma
                                                     Subsidiaries     and Subsidiary       Adjustments          Pro Forma
                                                     ------------     --------------       -----------          ---------
ASSETS

Current Assets:
   Cash                                              $        886                                             $       886
   Cash in escrow                                       2,808,056                                               2,808,056
   Accounts receivable                                                  $    42,116                                42,116
   Prepaid expenses and other
       current assets                                       3,086            14,379                                17,465
                                                     ------------       -----------       --------------      -----------

          Total current assets                          2,812,028            56,495                             2,868,523

Goodwill                                                                                2 $    2,875,662        2,875,662

Property and Equipment                                                    2,764,392                             2,764,392
                                                     ------------       -----------       --------------      -----------

          Total Assets                               $  2,812,028       $ 2,820,887       $    2,875,662      $ 8,508,577
                                                     ============       ===========       ==============      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
   Cash overdraft                                                       $     1,882                           $     1,882
   Accounts payable and
       accrued liabilities                           $  1,500,477           622,477                             2,122,954
   Current portion of long-term debt                                        242,967                               242,967
                                                                             50,000                                50,000
                                                     ------------       -----------                           -----------

          Total current liabilities                     1,500,477           917,326                             2,417,803

Long-term debt, net of current portion                                    2,118,751                             2,118,751
                                                     ------------       -----------                           -----------


          Total Liabilities                             1,500,477         3,036,077                             4,536,554
                                                     ------------       -----------                           -----------

Minority Interest                                                           292,927                               292,927
                                                     ------------       -----------                           -----------

Redeemable Preferred Stock                              3,828,873                                               3,828,873
                                                     ------------       -----------                           -----------

Common Shareholders' Equity (Deficit):
   Common Stock                                            16,847               500   1,2 $      (10,067)           7,280
   Additional paid-in capital                          10,933,382         2,114,382   1,2    (10,582,325)       2,465,439
   Accumulated other comprehensive income                     503                                                     503
   Accumulated deficit                                (13,468,054)       (2,622,999)    2     13,468,054       (2,622,999)
                                                     ------------       -----------       --------------      -----------

          Total Common Shareholders'
            Equity (Deficit)                           (2,517,322)         (508,117)           2,875,662         (149,777)
                                                     ------------       -----------       --------------      -----------

          Total Liabilites and Common
            Shareholders' Equity (Deficit)           $  2,812,028       $ 2,820,887       $    2,875,662      $ 8,508,577
                                                     ============       ===========       ==============      ===========

Return Assured Incorporated and Subsidiaries
Notes to unaudited Pro Forma Consolidated Balance Sheet
March 31, 2002

The pro forma consolidated balance sheet of Return Assured Incorporated ("Return Assured") gives effect to the issuance of Return Assured Common Stock to purchase common stock in exchange for all the outstanding common stock of EliteJet as if it had occurred on March 31, 2002. For accounting purposes, this transaction is being accounted for as a purchase with EliteJet as the acquiror. The following is a summary of the pro forma adjustments to reflect this merger as well as a reverse stock split of Return Assured that will take place prior to the closing of the merger:

1. Adjustment to reflect stock split of Return Assured on a one for sixty basis.

2. Adjustment to (a) eliminate the stockholders' equity of Return Assured, the accounting acquiree, (b) record the purchase price of $358,340 recorded on the acquisition and to allocate $7,000 of this purchase price to common stock on the issuance of Return Assured $.001 par value common stock to the shareholders of EliteJet and the remaining $351,340 to additional paid in capital and (c) to record goodwill of $2,875,662 on the merger. The purchase price of $358,340 is based upon the market value of Return Assured common stock outstanding prior to the acquisition. The excess of the purchase price of the transaction over the net assets of Return Assured has been recorded as goodwill.